Calculation of Filing Fee Tables
S-4
Kensington Capital Acquisition Corp. VI
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock issuable to Nth Cycle stockholders	Other	70,700,200		$ 2,356.44	0.0001381	$ 0.33
Fees to be Paid	2	Equity	Common stock issuable upon the conversion of Kensington Class A ordinary shares and Kensington Class B ordinary shares	Other	32,857,142		$ 1,095.13	0.0001381	$ 0.15
Fees to be Paid	3	Equity	Warrants to purchase common stock	Other	38,000,000		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Common stock issuable upon exercise of warrants	Other	38,000,000	$ 12.60	$ 478,800,000.00	0.0001381	$ 66,122.28
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 478,803,451.57		$ 66,122.76
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 66,122.76
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminate number of additional securities issuable by reason of any stock dividend, stock split, recapitalization or other similar transactions. (2) Prior to the consummation of the business combination described in the proxy statement/prospectus forming part of this registration statement (the "proxy statement/prospectus"), Kensington Capital Acquisition Corp. VI, a Cayman Islands exempted company ("Kensington"), intends to effect a deregistration under the Cayman Islands Companies Act (Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Kensington's jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the "Domestication"). As used herein, "New Kensington" refers to Kensington after the Domestication. All securities being registered will be issued by New Kensington, the continuing entity following the Domestication, or New Nth Cycle, the continuing entity following the business combination described in the proxy statement/prospectus, which will thereafter be renamed "Nth Cycle Holdings, Inc.", as further described in the proxy statement/prospectus. As used herein, "New Nth Cycle" refers to Kensington after the Domestication and the consummation of the business combination described in the proxy statement/prospectus. (3) Based on the maximum estimated number of shares of common stock, par value $0.0001 per share, of New Nth Cycle ("New Nth Cycle Common Stock") to be issued pursuant to the Business Combination Agreement in exchange for shares of common stock of Nth Cycle, Inc., a Delaware corporation ("Nth Cycle), and including all shares of New Nth Cycle Common Stock that are issuable as contingent consideration pursuant to the Business Combination Agreement. This number includes shares issuable upon exercise of all Nth Cycle options Nth Cycle warrants and upon conversion of all Nth Cycle convertible notes. (4) Estimated solely for the purpose of calculating the registration fee. No market exists for the Nth Cycle common stock and Nth Cycle has an accumulated deficit. Therefore, the proposed maximum aggregate offering price is an amount equal to $2,356.44, calculated as the product of (i) 70,700,200 and (ii) $0.00003333, which is an amount equal to one-third of the par value of Nth Cycle common stock ($0.0001). This calculation is in accordance with Rule 457(f)(2) of the Securities Act.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	70,700,200	$ 0.00003333	$ 2,356.44			$ 2,356.44

[2]	Rule 457(f) Fee Calculation Details

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminate number of additional securities issuable by reason of any stock dividend, stock split, recapitalization or other similar transactions. (2) Prior to the consummation of the business combination described in the proxy statement/prospectus forming part of this registration statement (the "proxy statement/prospectus"), Kensington Capital Acquisition Corp. VI, a Cayman Islands exempted company ("Kensington"), intends to effect a deregistration under the Cayman Islands Companies Act (Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Kensington's jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the "Domestication"). As used herein, "New Kensington" refers to Kensington after the Domestication. All securities being registered will be issued by New Kensington, the continuing entity following the Domestication, or New Nth Cycle, the continuing entity following the business combination described in the proxy statement/prospectus, which will thereafter be renamed "Nth Cycle Holdings, Inc.", as further described in the proxy statement/prospectus. As used herein, "New Nth Cycle" refers to Kensington after the Domestication and the consummation of the business combination described in the proxy statement/prospectus. (5) Based on the number of shares of New Nth Cycle Common Stock to be issued upon conversion of (i) 23,000,000 Class A ordinary shares, par value $0.0001 per share, of Kensington included in units issued by Kensington in its IPO registered on Form S-1 (SEC File No. 333-293233), and (ii) 9,857,142 Class B ordinary shares, par value $0.0001 per share, of Kensington purchased by the Sponsor in a private placement concurrently with the IPO. As a result of the Domestication, each Kensington Class A ordinary share and Kensington Class B ordinary share will automatically be converted by operation of law into shares of New Nth Cycle Common Stock. (6) Estimated solely for the purpose of calculating the registration fee. No market exists for the Kensington Class A ordinary shares or the Kensington Class B ordinary shares and Kensington has an accumulated deficit. Therefore, the proposed maximum aggregate offering price is an amount equal to $1,095.13, calculated as the product of (i) 32,857,142 and (ii) $0.00003333, which is an amount equal to one-third of the par value of Kensington Class A ordinary shares ($0.0001) and Kensington Class B ordinary shares ($0.0001). This calculation is in accordance with Rule 457(f)(2) of the Securities Act. For purposes of calculating the registration fee, shares of New Nth Cycle Common Stock are treated as having the same value as the Kensington Class A ordinary shares, as each Kensington Class A ordinary share will become a share of New Nth Cycle Common Stock in the Domestication and Kensington Class B ordinary shares are treated as having the same value as Kensington Class A ordinary shares, as each Kensington Class B ordinary share is convertible into one Kensington Class A ordinary share in connection with the Domestication.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	32,857,142	$ 0.00003333	$ 1,095.13			$ 1,095.13

[3]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminate number of additional securities issuable by reason of any stock dividend, stock split, recapitalization or other similar transactions. (2) Prior to the consummation of the business combination described in the proxy statement/prospectus forming part of this registration statement (the "proxy statement/prospectus"), Kensington Capital Acquisition Corp. VI, a Cayman Islands exempted company ("Kensington"), intends to effect a deregistration under the Cayman Islands Companies Act (Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Kensington's jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the "Domestication"). As used herein, "New Kensington" refers to Kensington after the Domestication. All securities being registered will be issued by New Kensington, the continuing entity following the Domestication, or New Nth Cycle, the continuing entity following the business combination described in the proxy statement/prospectus, which will thereafter be renamed "Nth Cycle Holdings, Inc.", as further described in the proxy statement/prospectus. As used herein, "New Nth Cycle" refers to Kensington after the Domestication and the consummation of the business combination described in the proxy statement/prospectus. (7) Represents (i) 23,000,000 redeemable warrants issued by Kensington in its IPO registered on Form S-1 (SEC File No. 333-293233), (ii) 14,600,000 warrants issued by Kensington in private placements concurrently with its IPO and (iii) 400,000 warrants issued by Kensington in respect of the conversion of Working Capital Loans, which warrants, as a result of the Domestication, will automatically be converted by operation of law into warrants to acquire the same number of shares of New Nth Cycle Common Stock at the same price and on the same terms set forth in the warrant agreement. (8) Estimated solely for the purpose of calculating the registration fee, and represents the sum of (i) the average of the high ($1.12 per warrant) and low ($1.08 per warrant) prices of the Class 1 redeemable warrants of Kensington on The New York Stock Exchange on September 11, 2026 ($1.10 per warrant), such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission, and (ii) the exercise price of $11.50 per share of common stock issuable upon exercise of such warrants. This calculation is in accordance with Rules 457(c), 457(f)(1) and 457(i) of the Securities Act. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the warrants has been allocated to the underlying shares of New Nth Cycle Common Stock and such shares of New Nth Cycle Common Stock are included in the registration fee. The maximum number of shares of New Nth Cycle Common Stock issuable upon exercise of the warrants are being simultaneously registered hereunder.

[4]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminate number of additional securities issuable by reason of any stock dividend, stock split, recapitalization or other similar transactions. (2) Prior to the consummation of the business combination described in the proxy statement/prospectus forming part of this registration statement (the "proxy statement/prospectus"), Kensington Capital Acquisition Corp. VI, a Cayman Islands exempted company ("Kensington"), intends to effect a deregistration under the Cayman Islands Companies Act (Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Kensington's jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the "Domestication"). As used herein, "New Kensington" refers to Kensington after the Domestication. All securities being registered will be issued by New Kensington, the continuing entity following the Domestication, or New Nth Cycle, the continuing entity following the business combination described in the proxy statement/prospectus, which will thereafter be renamed "Nth Cycle Holdings, Inc.", as further described in the proxy statement/prospectus. As used herein, "New Nth Cycle" refers to Kensington after the Domestication and the consummation of the business combination described in the proxy statement/prospectus. (8) Estimated solely for the purpose of calculating the registration fee, and represents the sum of (i) the average of the high ($1.12 per warrant) and low ($1.08 per warrant) prices of the Class 1 redeemable warrants of Kensington on The New York Stock Exchange on September 11, 2026 ($1.10 per warrant), such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission, and (ii) the exercise price of $11.50 per share of common stock issuable upon exercise of such warrants. This calculation is in accordance with Rules 457(c), 457(f)(1) and 457(i) of the Securities Act. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the warrants has been allocated to the underlying shares of New Nth Cycle Common Stock and such shares of New Nth Cycle Common Stock are included in the registration fee. The maximum number of shares of New Nth Cycle Common Stock issuable upon exercise of the warrants are being simultaneously registered hereunder. (9) Represents the number of shares of common stock issuable upon exercise of warrants pursuant to their terms. Each whole warrant will entitle the warrant holder to purchase one share of New Nth Cycle Common Stock at a price of $11.50 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date